Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Trust for Credit Unions and to the use of our report dated October 27, 2011 on the financial statements of the Trust for Credit Unions.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
December 19, 2011